UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 8, 2010
Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826
(Address of principal executive office, including zip code)

(407) 382-4003
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

LightPath Technologies, Inc.
Form 8-K
This Form 8-K/A amends the Form 8-K filed by LightPath Technologies, Inc. on April 9, 2010 to disclose the entry into material definitive agreements and the unregistered sales of equity securities, as required pursuant to Items 1.01 and  3.02 of Form 8-K.

Item 1.01 Entry Into a Material Definitive Agreement;
Item 3.02 Unregistered Sales of Equity Securities

On April 8, 2010, LightPath Technologies, Inc. (“LightPath” or the “Company”) executed a Securities Purchase Agreement with seven institutional and private investors, with respect to a private placement of an aggregate of 507,730 shares of the Company’s Class A Common Stock, $0.01 par value (the “Common Stock”), at $2.20 per share, and warrants to purchase 50,776 shares of Common Stock (the “Warrants”).  The warrants are priced at $2.48 per share and are exercisable for a period of five years beginning on October 8, 2010.  The Company shall receive aggregate gross cash proceeds from the issuance of the Common Stock (exclusive of proceeds from any future exercise of the Warrants) in the amount $1,013,390.  The Company will use the funds to provide working capital for its operations.  Among the investors were J. James Gaynor and Louis Leeburg, both of whom are directors or officers of LightPath.

The Company has agreed to pay a commission to the exclusive placement agent for the offering, Garden State Securities, Inc., in an amount equal to $88,610 plus costs and expenses.  The Company also issued to Garden State and its designees warrants to purchase of an aggregate of 50,773 shares of Common Stock at exercise price equal to $2.48 per share.  The Warrants have a five-year term and are exercisable by the investors after October 8, 2010.

The private placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act (in that the shares of Common Stock were sold by the Company in a transaction not involving any public offering) and pursuant to Rule 506 of Regulation D promulgated thereunder. The shares of Common Stock and the shares of Common Stock underlying the Warrants are restricted securities that have not been registered under the Act and may not be offered or sold absent registration or applicable exemption from registration requirements.

The Company and the investors also executed a Registration Rights Agreement dated April 8, 2009, pursuant to which the Company has undertaken the obligation to file with the Securities and Exchange Commission, and cause to be declared effective, a registration statement to register the shares of Common Stock issued in the private placement and the shares of Common Stock underlying the Warrants.

All of the specific terms and conditions of the Form of Warrant, the Securities Purchase Agreement, and the Registration Rights Agreement, which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this current report and incorporated herein by reference in their entirety.

On April 9, 2009, the Company issued a press release disclosing the private placement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: April 9, 2010	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO

Exhibit Index

Exhibit No.	Description
EX-4.1	Form of Warrant
EX-10.1	Securities Purchase Agreement, dated April 8, 2010, by and among the Company and certain investors named therein.
EX-10.2	Registration Rights Agreement, dated April 8, 2010, by and among the Company and certain investors named therein.
EX-99.1	Press release dated April 9, 2010